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                                                                     Exhibit 4.4

[MBIA Logo]

                           MBIA INSURANCE CORPORATION

                      FINANCIAL GUARANTEE INSURANCE POLICY
                                NOVEMBER 27, 2002

                                                         POLICY NUMBER: 39714(1)

RE: HOUSEHOLD AUTOMOTIVE TRUST 2002-3 (THE "TRUST") $285,000,000 1.41375% ASSET BACKED
                                   NOTES, CLASS A-1 ("CLASS A-1 NOTES");
                                   $125,000,000 1.93% ASSET BACKED NOTES, CLASS
                                   A-2-A ("CLASS A-2-A NOTES"); $268,000,000
                                   LIBOR + 0.12% ASSET BACKED NOTES, CLASS A-2-B ("CLASS A-2-B NOTES"); $125,000,000 2.75%
                                   ASSET BACKED NOTES, CLASS A-3-A ("CLASS A-3-A NOTES"); $234,000,000 LIBOR + 0.19% ASSET
                                   BACKED NOTES, CLASS A-3-B ("CLASS A-3-B
                                   NOTES"); $238,000,000 3.44% ASSET BACKED
                                   NOTES, CLASS A-4-A ("CLASS A-4-A NOTES") AND
                                   $125,000,000 LIBOR + 0.34% ASSET BACKED
                                   NOTES, CLASS A-4-B ("CLASS A-4-B NOTES" AND
                                   TOGETHER WITH THE CLASS A-1 NOTES, CLASS
                                   A-2-A NOTES, CLASS A-2-B NOTES, CLASS A-3-A
                                   NOTES, CLASS A-3-B NOTES AND CLASS A-4-A
                                   NOTES, THE "NOTES").

INSURED OBLIGATION:                OBLIGATION TO PAY SERVICING AND TRUSTEE FEES,
                                   TIMELY INTEREST, ANY INSURED PRINCIPAL
                                   BALANCE SHORTFALLS (AS DEFINED IN THE SERIES
                                   SUPPLEMENT) AND ULTIMATE PRINCIPAL ON THE
                                   NOTES.

BENEFICIARY:                       U.S. BANK NATIONAL ASSOCIATION, AS INDENTURE
                                   TRUSTEE (THE "INDENTURE TRUSTEE") UNDER THE
                                   INDENTURE DATED AS OF NOVEMBER 18, 2002 (THE
                                   "INDENTURE") BETWEEN THE TRUST AND THE
                                   INDENTURE TRUSTEE (TOGETHER WITH ANY
                                   SUCCESSOR INDENTURE TRUSTEE DULY APPOINTED
                                   AND QUALIFIED UNDER THE INDENTURE) FOR THE
                                   BENEFIT OF THE OWNERS (AS DEFINED BELOW).

MBIA INSURANCE CORPORATION ("MBIA"), for consideration received, hereby unconditionally and irrevocably guarantees to the Beneficiary, subject only to the terms of this Financial Guarantee Insurance Policy (the "POLICY"), payment of the Insured Obligation. MBIA agrees to pay to the Indenture Trustee, in respect of each Distribution Date, an amount equal to the amount by which (A) the sum of the following amounts, each as of or with respect to such Distribution Date, (i) net payments due to the swap counterparty under the Swap Agreements, (ii) the Servicing Fee (if HFC is no longer acting as the Master Servicer), including any unpaid Servicing Fees (if HFC is no longer acting as the Master Servicer), (iii) any accrued and unpaid fees and any unreimbursed costs and expenses of the Indenture trustee and the Owner Trustee, in each case to the extent such fees have not been paid by the Master Servicer, (iv) the Class A Interest Distributable Amount, (v) the Insured Principal Balance Shortfall, if any, if such Distribution Date is not the Scheduled Maturity Date with respect to any Class of Notes, and (vi) if such Distribution Date is a Scheduled Maturity Date with respect to any Class of Notes, the outstanding principal amount of such Class of Notes on such Distribution Date, exceeds (B) the

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sum of (i) the amount of Available Funds available to make such payments with respect ion Date and (ii) the amount on deposit in the Reserve Account as of such Distribution Date (the "DEFICIENCY AMOUNT"). MBIA also agrees to pay an amount equal to any Avoided Payment (as defined below). This Policy does not cover shortfalls, if any, attributable to the liability of the Trust for withholding taxes, if any (including interest and penalties in respect of such liability). Payments hereunder shall be made only at the time set forth in this Policy. This Policy will not guarantee payment of any Class A Additional Principal Distributable Amount or amounts that become due on an accelerated basis as a result of (a) a default by the Trust, (b) the occurrence of an Event of Default under the Indenture, or (c) any other cause. MBIA may elect, in its sole discretion, to pay in whole or in part such principal due upon acceleration.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Master Sale and Servicing Agreement dated as of November 18, 2002 amount Household Auto Receivables Corporation, as seller (the "SELLER"), Household Finance Corporation, as Master Servicer (the "MASTER SERVICER"), the Indenture Trustee and the Trust (the "MASTER SALE AND SERVICING AGREEMENT").

     As used herein the term "OWNER" means each Noteholder who on the applicable Distribution Date is entitled under the terms of the related Note to receive payments thereunder.

     Payment of amounts hereunder shall be made in immediately available funds no later than the later of (a) 12:00 noon, New York City time, on the related Distribution Date and (b) 12:00 noon, New York City time, on the second Business Day following presentation to State Street Bank and Trust Company, N.A., as Fiscal Agent for MBIA or any successor fiscal agent appointed by MBIA (the "FISCAL AGENT") (as hereinafter provided) and MBIA of a notice for payment in the form of EXHIBIT A hereto ("NOTICE FOR PAYMENT"), appropriately completed and executed by the Indenture Trustee. A Notice for Payment under this Policy may be presented to the Fiscal Agent and MBIA on any Business Day following the Determination Date in respect of which the Notice for Payment is being presented, by (a) delivery of the original Notice for Payment to the Fiscal Agent and MBIA at its respective address set forth below, or (b) facsimile transmission of the original Notice for Payment to the Fiscal Agent and MBIA at its respective facsimile number set forth below. If presentation is made by facsimile transmission, the Indenture Trustee shall (i) simultaneously confirm transmission by telephone to the Fiscal Agent and MBIA at its respective telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to the Fiscal Agent and MBIA at its respective address set forth below. Any Notice for Payment received by the Fiscal Agent or MBIA after 12:00 noon, New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by the Fiscal Agent and MBIA on the next succeeding Business Day.

     Subject to the foregoing, if the payment of any amount previously distributed to an Owner in respect of the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to the Trust, the Seller or the Originator pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a nonappealable order of a court having competent jurisdiction is voided ("AVOIDED PAYMENT"), MBIA will make such Avoided Payment on behalf of the Owner to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order (as defined below) and not to any Owner directly, unless such Owner has previously paid such Avoided Payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case MBIA will

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make such Avoided Payment to such Owner upon receipt by the Fiscal Agent and
MBIA from the Indenture Trustee on behalf of such Owner of (i) a certified copy of a final, nonappealable order of a court having competent jurisdiction to the effect that the Owner is required to return any such payment or portion thereof prior to the Termination Date of this Policy because such payment was voided under applicable law (the "FINAL ORDER") together with an opinion of counsel satisfactory to MBIA that such Final Order is final and not subject to appeal,
(ii) an assignment, substantially in the form attached hereto as EXHIBIT B, properly completed and executed by such Owner irrevocably assigning to MBIA all rights and claims of such Owner relating to or arising under such Avoided Payment, (iii) a Notice for Payment in the form of EXHIBIT A hereto appropriately completed and executed by the Indenture Trustee and (iv) appropriate instruments to effect the appointment of MBIA as agent for such Owner in any legal proceeding relating to such Avoided Payment.

     MBIA shall make payments due in respect of Avoided Payments no later than 12:00 noon, New York City time on the Business Date following the Fiscal Agent's and MBIA's receipt of the documents required under clauses (i) through (iv) of the preceding paragraph. Any such documents received by the Fiscal Agent or MBIA after 12:00 noon, New York City time, on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Fiscal Agent and MBIA prior to 12:00 noon on the next succeeding Business Day. All payments made by MBIA hereunder on account of any Avoided Payment shall be made to the receiver or the trustee in bankruptcy named in the Final Order on behalf of Owner and not to any owner directly unless such Owner has returned such Avoided Payment to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to such Owner.

     If any Notice for Payment received by the Fiscal Agent and MBIA is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed no to have been received by the Fiscal Agent and MBIA, and the Fiscal Agent or MBIA shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice for Payment.

     Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of such payment, less, in respect of Avoided Payments, any amounts held by the Indenture Trustee for the payment of such Avoided Payment and legally available therefor.

     The Fiscal Agent is agent of MBIA only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of MBIA to deposit or cause to be deposited sufficient funds to make payments due under this Policy.

     MBIA shall be subrogated to the rights of each Owner to receive payments under the Notes to the extent of any payment by MBIA hereunder.

     MBIA hereby waives and agrees not to assert any and all rights to require the Indenture Trustee to make demand on or to proceed against any person, party or security prior to the Indenture Trustee demanding payment under this Policy.

     No defenses, set-offs and counterclaims of any kind available to MBIA so as to deny payment of any amount due in respect of this Policy will be valid and MBIA hereby waives and agrees not to assert any and all such defenses (including, without limitation, fraud in the inducement or fact, or any other circumstances that would have the effect of discharging a surety

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at law or in equity), set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. Any rights of subrogation acquired by MBIA as a result of any payment made under this Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due to the Indenture Trustee on account of payments due under the Notes.

     MBIA's obligations under this Policy shall be discharged to the extent funds to pay the Insured Obligation are deposited by the Master Servicer into the Collection Account in accordance with the Master Sale and Servicing Agreement or disbursed by MBIA as provided in this Policy, whether or not such funds are properly applied by the Indenture Trustee.

     This Policy is neither transferable nor assignable, in whole or in part, except to a successor to the Indenture Trustee pursuant to the Indenture. All notices, presentations, transmissions, deliveries and communications made by the Indenture Trustee to MBIA with respect to this Policy shall specifically refer to the number of this Policy and shall be made to MBIA at:

                MBIA Insurance Corporation
                113 King Street
                Armonk, New York  10504
                Attention: Insured Portfolio Management, Structured Finance
                Telephone:  (914) 273-4545
                Facsimile:  (914) 765-3810

or such other address, telephone number or facsimile number as MBIA may designate to the Indenture Trustee in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by MBIA.

     All notices, presentations, transmissions, deliveries and communications made by the Indenture Trustee to the Fiscal Agent of MBIA shall specifically refer to the number of this Policy and shall be made at the address listed below for the Fiscal Agent of MBIA or such other address, telephone number or facsimile number as MBIA or the Fiscal Agent shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency,
Telephone: 212-612-3458, Facsimile: 212-612-3203, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     The obligations of MBIA under this Policy are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the Trust, the Indenture Trustee, the Owner Trustee, the Originator, HACC, the Subservicer, the Seller, the Master Servicer or any other person to perform any covenant or obligation in favor of MBIA (or otherwise), nor the failure or omission to make a demand permitted hereunder, not the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Trust, the Indenture Trustee, the Originator, HACC, the Subservicer, the Owner Trustee, the Seller, the Master Servicer or any other person shall in any way affect or limit MBIA's obligations under this Policy. If a successful action or proceeding to enforce this Policy is brought by the Indenture Trustee, the Indenture Trustee shall be entitled to recover from MBIA costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

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     This Policy and the obligations of MBIA hereunder shall terminate on the date (the "TERMINATION DATE")that is one year and one day following the earlier of (a) the Final Scheduled Distribution Date and (b) the date on which all amounts required to be paid to the Owners have been paid in full, PROVIDED, THAT, if any Insolvency Proceeding is existing by or against the Originator, the Trust, the Seller or the Bank during such one year and one day period, then this Policy and MBIA's obligations hereunder shall terminate on the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, PROVIDED, FURTHER that, and notwithstanding anything herein to the contrary, this Policy shall not terminate prior to the date on which MBIA has made all payments required to be made under the terms of this Policy in respect of Avoided Payments.

     All payments made hereunder by MBIA shall be made with MBIA's own funds. The payment by MBIA to the Indenture Trustee of any amount guaranteed by the first paragraph of this Policy, and the payment by MBIA of any Avoided Payment shall constitute "PAYMENTS" for all purposes under this Policy. In no event shall any payment be made under this Policy on account of (a) the failure of the Indenture Trustee to deliver the proceeds of any such payment to any Owner or
(b) the failure of any such Owner to claim any such proceeds from the Indenture Trustee.

     THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE FUND SPECIFIED IN ARTICLE SEVENTY-SIX OF THE NEW YORK STATE INSURANCE LAW.

     This Policy sets forth in full the undertaking of MBIA, and shall not, except with the prior written consent of the Indenture Trustee or otherwise in accordance with the express terms hereof, be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto and may not be canceled or revoked by MBIA prior to the Termination Date. The Premium on this Policy is not refundable for any reason.

     This Policy shall be returned to MBIA by the Indenture Trustee on the Termination Date.

     THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

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     IN WITNESS WHEREOF, MBIA has caused this Policy to be executed on the date first written above.

                                          MBIA INSURANCE CORPORATION

                                          By: /s/ Gary C. Dunton
                                              ----------------------
                                          Name: Gary C. Dunton
                                          Title: President


                                          By: /s/ Amy R. Gonch
                                              ----------------------
                                          Name: Amy R. Gonch
                                          Title: Assistant Secretary

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       EXHIBIT A TO FINANCIAL GUARANTEE INSURANCE POLICY, NUMBER 39714(1)

     MBIA Insurance Corporation
     113 King Street
     Armonk, NY  10504
     Attention:  Insured Portfolio Management,
                        Structured Finance

                               NOTICE FOR PAYMENT
           UNDER FINANCIAL GUARANTEE INSURANCE POLICY NUMBER 39714(1)

U.S. Bank National Association, as indenture trustee (the "INDENTURE TRUSTEE"), hereby certifies to MBIA Insurance Corporation ("MBIA") with reference to that certain Financial Guarantee Insurance Policy, Number 39714(1), dated November 27, 2002 (the "POLICY"), issued by MBIA in favor of the Indenture Trustee under the Indenture, dated as of November 18, 2002 between Household Automotive Trust 2002-3 and the Indenture Trustee as follows:

       1. The Indenture Trustee is the Indenture Trustee under the Indenture and the Beneficiary under the Policy.

       2. The Indenture Trustee is entitled to make a demand under the Policy pursuant to Section 3.03(c) of the Series Supplement [in connection with an Avoided Payment as defined in the Policy].

          [For a Notice for Payment in respect of a Distribution Date use the following paragraphs 3, 4 and 5.]

       3. This notice relates to the [insert date] Distribution Date. The amount claimed under the Policy, as specified to the Indenture Trustee by the Master Servicer, for such Distribution Date is $________. The amount demanded by this notice does not exceed amounts permitted to be drawn under the Policy.

       4. The Indenture Trustee demands payment of $________ which is an amount equal to the Deficiency Amount for such Distribution Date.

       5. The amount demanded is to be paid in immediately available funds to the Collection Account at ___________, account number ____________.

          [For a Notice for Payment in respect of an Avoided Payment use the following paragraphs 3 and 4.]

       3. The Indenture Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is the amount paid or to be paid simultaneously with such draw on the
          Policy, by all Noteholders [$      ] (the "AVOIDED PAYMENT AMOUNT"),
          (ii) each Noteholder with respect to which the drawing is being made under the Policy has paid or simultaneously with such draw on the Policy will pay such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to MBIA or are attached hereto.

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       4. The amount demanded is to be paid in immediately available funds by
          wire transfer to [          ].

          [For a Notice for Payment relating to both an Avoided Payment and a Distribution Date, use the following paragraphs 3, 4, 5 and 6.]

       3. This notice relates to the [insert date] Distribution Date. The amount claimed under the Policy, as specified to the Indenture Trustee by the Master Servicer, for such Distribution Date is $________. The amount demanded by this notice does not exceed amounts permitted to be drawn under the Policy.

       4. The Indenture Trustee demands payment of $________ which is an amount equal to the Deficiency Amount for such Distribution Date.

       5. The Indenture Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is the amount paid or to be paid simultaneously with such draw on the
          Policy, by all Noteholders [$        ] (the "AVOIDED PAYMENT
          AMOUNT"), and (ii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to MBIA or are attached hereto.

       6. The amount demanded is to be paid in immediately available funds by
          wire transfer to [         ].

     Capitalized term used herein and not otherwise defined herein shall have the meaning assigned to them in the Policy.

     ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING INFORMATION CONCERNING ANY FACT MATERIAL THEREOF, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

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     IN WITNESS WHEREOF, this notice has been executed this ___ day of ________,
___.

                                            U.S. Bank National Association

                                            By:
                                               -------------------------------
                                                     Authorized Officer

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       EXHIBIT B TO FINANCIAL GUARANTEE INSURANCE POLICY, NUMBER 39714(1)


                               FORM OF ASSIGNMENT

     Reference is made to the Financial Guarantee Insurance Policy No. 39714(1), dated November 27 2002, (the "POLICY") issued by MBIA Insurance Corporation ("MBIA") relating to the $1,400,000,000 Household Automotive Trust 2002-3 1.41375% Asset Backed Notes, Class A-1, 1.93% Asset Backed Notes, Class A-2-A, LIBOR + 0.12% Asset Backed Notes, Class A-2-B, 2.75% Asset Backed Notes, Class A-3-A, LIBOR + 0.19% Asset Backed Notes, Class A-3-B, 3.44% Asset Backed Notes, Class A-4-A, and LIBOR + 0.34% Asset Backed Notes, Class A-4-B. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy as incorporated by reference therein. In connection with the Avoided Payment of
[$     ] paid by the undersigned (the "HOLDER") on [     ] and the payment by
MBIA in respect of such Avoided Payment pursuant to the Policy, the Holder hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers all of such Holder's rights, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the Holder now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The Holder represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such Holder.

                                                     --------------------------
                                                     Holder(1)


----------
(1) In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the Holder's right, title and interest in such rights and claims, the Holder and MBIA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.